SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 30, 2013

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2211 Elliott Ave., Suite 200
Seattle, WA	98121
(Address of principal executive offices)	(Zip Code)

(206) 455-2940

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2103, the registrant completed and funded the acquisition of Top Sail Productions, LLC a music production company and record label with a multi-year US distribution agreement through WEA, a Warner Music Group Company.  The registrant purchased the company from Chuck Gullo, the principal of Top Sail, who will continue as Senior Executive Consultant to assist in the operation of Top Sail and other entertainment entities owned by the registrant.  There is no material relationship between Mr. Gullo and the registrant.

The registrant purchased the membership interests in Top Sail for a total of $515,000.  The initial payment is $75,000 and $90,000 worth of the registrants restricted common shares (based on the five day average closing price of the shares before the closing date, up to a maximum of 5,000,000 shares).  The remaining $350,000 shall be paid in installments until June 30, 2016.

As disclosed in the Schedule 14C filed on October 4, 2013, the registrant effectuated a merger with D&B Records, Inc., which was effective on October 24, 2013.  D&B Records, Inc. was purchased from David Michery, the sole stockholder of D&B and the Chief Executive Officer of the registrant, for 20,000,000 of the registrant’s common shares.  D&B Records is a privately held corporation that holds the rights to 41 music titles.

The financial statements for the acquisition of D&B Records, Inc. has been included as an exhibit in Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities

On October 24, 2013, the registrant issued 20,000,000 to David Michery as consideration for the merger of the registrant and D&B Records, Inc.  These shares are exempt from registration under the private placement exemption of $section 4(a)(2) of the Securities Act.  Mr. Michery has enough knowledge and experience in finance and business matters to be considered a sophisticated investor, had access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Ex: 10.1:

Member Interests Purchase Agreement .  Incorporated by reference to the

Form 8-K filed May 30, 2013

Ex: 10.2:

Addendum .  Incorporated by reference to the Form 8-K filed May 30,

2013

Ex: 10.3:

Financial statements for the acquisition of Top Sail Productions LLC.

Ex: 10.4:

Financial statements for the acquisition of D&B Records, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc.

By:

/s/ David Michery

David Michery

Chief Executive Officer

Dated:  June 30, 2014